UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013

Znomics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136372	52-2340974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Carlson Parkway, Suite 103 Minneapolis, MN	55305
(Address of principal executive offices)	(Zip Code)

(952) 253-6032
(Registrant’s telephone number, including area code)

(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On July 1, 2013, the practice of Moquist Thorvilson Kauffmann LLC (“MTK”), which was engaged as the independent registered public accounting firm of Znomics, Inc. (the “Company”) was combined with BDO USA, LLP (“BDO”) and the professional staff and partners of MTK joined BDO either as employees or partners of BDO. As a result of this transaction, MTK resigned as the Company’s independent registered public accounting firm on July 22, 2013. On July 23, 2013, following the resignation of MTK, the Company, through and with the approval of its Board of Directors, appointed BDO as its independent registered public accounting firm.

Other than for the inclusion of a paragraph describing the uncertainty of the Company’s ability to continue as a going concern, MTK's reports on the Company's financial statements for the years ended December 31, 2011 and 2010 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and the subsequent interim period preceding MTK's resignation, there were: (i) no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with MTK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MTK, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements of the Company; and (ii) except as noted below, no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

In connection with its audit of the Company’s financial statements for the years ended December 31, 2011 and 2010, MTK reported the existence of a material weakness in the Company's internal control over financial reporting to the Board of Directors acting as the Audit Committee of the Company. The material weakness relates to the fact that the Company has a lack of segregation of duties due to the limited number of personnel. This material weakness has not been corrected at this time due to the Company’s limited number of employees operating in the shell company.

The Company has provided MTK with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested MTK to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of MTK's letter dated July 24, 2013 is attached as Exhibit 16.1 to this Form 8-K.

During the Company's two most recent fiscal years and the subsequent interim period preceding BDO's engagement, neither the Company nor anyone on its behalf consulted BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

In approving the selection of BDO as the Company's independent registered public accounting firm, the Board of Directors considered all relevant factors, including that no non-audit services were previously provided by BDO to the Company.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

16.1	Letter to the Securities and Exchange Commission from Moquist Thorvilson Kauffmann LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZNOMICS, INC.
Date: July 25, 2013	By:	/s/ David G. Latzke
David G. Latzke
Chief Financial Officer